Exhibit 99.28(j)(1)

April 29, 2024

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the Financial Highlights within the Form N-1A dated January 31, 2024 of Investment Managers Series Trust III and are in agreement with the statements contained in the Financial Highlights therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours very truly,

/s/ Ernst & Young LLP

Los Angeles, California